UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2012

RACKWISE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-1763172	27-0997534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2365 Iron Point Road, Suite 190
Folsom, CA 95630

(Address of principal executive offices, including zip code)

(888) 818-2385

(Registrant’s telephone number, including area code)

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02 Unregistered Sales of Equity Securities.

On June 29, 2012, Rackwise, Inc. (the “Company”) completed an initial closing of a private placement offering (the “Offering”) pursuant to which the Company sold to one accredited investor (collectively, the “Investors”) 500 units of its securities (the “Bridge Units”) for gross proceeds of $500,000, at an offering price of $1,000 per Bridge Unit.  Each of the Bridge Units consists of (i) an 8% Convertible Promissory Note (each a “Note” and collectively, the “Notes”) and (ii) a warrant (each a “Warrant” and collectively, the “Warrants”) to purchase one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at an initial exercise price per share equal to the average of the daily volume weighted average prices of the shares of the Company’s Common Stock for the 20 consecutive trading days (the “20-day VWAP”) immediately preceding the date of the exercise of the Warrants, subject to adjustment (including an adjustment to 150% of the Subsequent Offering Price (as defined below) upon the closing date of any Subsequent Offering (as defined below)). The Company plans to use the net proceeds of the Offering as general working capital.

The Notes mature 12 months after the date of issuance (the “Maturity Date”). Any portion of the outstanding principal amount of, and accrued but unpaid interest on, the Notes (i) is automatically convertible, simultaneously upon the closing of the Subsequent Offering and subject to a 4.99% conversion blocker, into Units (as defined below), at the conversion price per Unit equal to 65% of the Subsequent Offering Price, or (ii) in the event the Subsequent Offering does not occur, may be converted, at the sole option of the holder(s) of the Notes, subject to a 4.99% conversion blocker, into shares of the Company’s Common Stock at the conversion price per share equal to 65% of the 20-day VWAP immediately preceding the Maturity Date. The Notes contain customary events of default upon the occurrence of which, subject to any cure period, the full principal amount of the Notes, together with any other amounts owing in respect thereof, to the date of such event of default, shall become immediately due and payable without any action on the part of the holders of the Notes.

The Warrants will be exercisable from issuance until 3 years after the date of issuance.  The number of shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants, as the case may be, is subject to adjustment by in the event of any change in the Company’s Common Stock, including changes by reason of stock dividends, stock splits, reclassifications, mergers, consolidations or other changes in the capitalization of Common Stock. The Warrants will be exercisable on a cashless basis any time after the first anniversary of the date of issuance, contain weighted average anti-dilution price protection and may be redeemed prior to their expiration date by the Company, at its sole discretion, if certain conditions set forth in the Warrants are satisfied.

The Investors in the Offering are entitled to the same registration rights as will be provided by the Company to the subscribers of the Units in the Subsequent Offering, covering the Units and their underlying securities and shares of Common Stock issuable upon exercise of the Warrants.

In addition to the Offering, the Company intends to consummate a sale of its equity (or any convertible) securities first sold after the date of this Current Report on Form 8-K (the “Current Repot”) yielding aggregate gross proceeds to the Company of at least $4,000,000 (the “Subsequent Offering”). “Subsequent Offering Price” is the price per share of the Common Stock (or the conversion price of any security convertible into Common Stock) of the Company comprising or included in the units (the “Units”) the Company sells in the Subsequent Offering. This Current Report does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the foregoing or other securities of the Company. Any such offer may only be made by offering materials issued by the Company. The foregoing referenced securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and such securities may not be offered or sold within the United States or to or for the account or benefit of U.S. persons unless registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available.

Gottbetter Capital Markets, LLC (“GCM”) acted as the placement agent for the Offering pursuant to the terms of the Placement Agency Agreement, dated as of June 22, 2012, entered into by and between the Company and GCM. The Company agreed to pay to GCM a commission equal to 10% of the gross Offering proceeds from the sale of the Bridge Units to clients of the GCM, a commission equal to 5% of the gross Offering proceeds from the sale of the Bridge Units to investors referred to by the Company, and with respect to any Notes which are converted into Units (or if the Subsequent Offering does not occur, shares of the Company’s Common Stock as a result of the optional conversion of the Notes), the Company agreed to issue to GCM 3-year broker warrants, identical in all material respects to the Warrants, to purchase a number of shares of the Company’s Common Stock equal to 10% of the number of Units into which the Notes are converted (or if the Subsequent Offering does not occur, shares of the Company’s Common Stock as a result of the optional conversion of the Notes) with respect to the Bridge Units sold to clients of the GCM, with an exercise price per share equal to the exercise price of the Warrants (subject to automatic adjustment as provided therein). In connection with the closing on June 29, 2012, the Company paid to GCM a commission equal to $25,000, representing 5% of the gross proceeds.

The sale of the Bridge Units and the securities contained therein were exempt from the registration requirements of the Securities Act, by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering.  The purchasers of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate restrictive legends are being affixed to the certificates issued in the Offering.  All purchasers of the securities represented and warranted, among other things, that they were accredited investors within the meaning of Regulation D and/or non-U.S. persons within the meaning of Regulation S, that they had the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of an investment in the Company and had the ability to bear the economic risks of the investment, and that they had adequate access to information about the Company.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following Exhibits are being filed with this Current Report.

In reviewing the agreements included as exhibits to this Current Report, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found in the Company’s other public filings, which are available without charge through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

Exhibit No.	Description

4.1	Form of 8% Convertible Promissory Note*

4.2	Form of Warrant*

10.1	Form of Securities Purchase Agreement by and among the Company and the investors set forth on the signature pages affixed thereto*

10.2	Amended and Restated Subscription Escrow Agreement, dated as of June 22, 2012, by and among the Company, Gottbetter Capital Markets, LLC, and CSC Trust Company of Delaware*

10.3	Placement Agency Agreement, dated as of June 22, 2012, by and between Gottbetter Capital Markets, LLC and the Company*

 * Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKWISE, INC.

Dated: July 6, 2012	By:	/s/ Guy A. Archbold
Guy A. Archbold
Chief Executive Officer, President and
Chairman of the Board